EXHIBIT 10.1

AMENDMENT TO

ADVISORY AGREEMENT

THIS AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”), effective as of April 15, 2015, is entered into by and among UNITED DEVELOPMENT FUNDING INCOME FUND V, a Maryland real estate investment trust (the “Trust”), UDF V OP, L.P., a Delaware limited partnership, and American Realty Capital Residential Advisors, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Advisory Agreement dated as of July 25, 2014 (the “Advisory Agreement”);

WHEREAS, the parties hereto desire to amend the Advisory Agreement, as provided by this Amendment;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Subordinated Incentive Fee. Sections 3.01(d) of the Advisory Agreement is hereby deleted in its entirety and replaced with the following.

“(d) Subordinated Incentive Fee. After Shareholders have received a return of the sum of (i) 100% of such Shareholders’ Invested Capital and (ii) the Shareholders’ 7.35% Return from inception through the end of the immediately preceding year, the Trust shall pay to the Advisor a Subordinated Incentive Fee equal to 15% of the amount by which the Trust’s Net Income for the immediately preceding year exceeds the sum of (i) 100% of the Shareholders’ Invested Capital and (ii) the Shareholders’ 7.35% Return from inception through the end of the immediately preceding year. The Subordinated Incentive Fee shall be paid annually in arrears and upon termination of this Agreement in accordance with Section 4.02, other than in connection with any internalization by the Partnership or the Trust of management functions from the Advisor, unless such termination is by the Trust because of a material breach of this Agreement by the Advisor. If the Subordinated Incentive Fee is being paid in accordance with the termination of this Agreement, such fee will be payable with respect to the period between the end of the immediately preceding year and the Termination Date only if a Subordinated Incentive Fee was payable with respect to such immediately preceding year. If the Subordinated Incentive Fee is payable with respect to such period between the end of the immediately preceding year and the Termination Date, such fee will be based on (i) the Trust’s Net Income between the end of the immediately preceding year and the Termination Date and (ii) the sum of (A) 100% of Invested Capital and (B) the Shareholders’ 7.35% Return from inception through the Termination Date. Notwithstanding the foregoing, in the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Subordinated Incentive Fee will be paid to the Advisor for the period preceding the Listing, and any Subordinated Incentive Fee paid prior to the Listing will reduce the amount of the Subordinated Incentive Listing Fee. The Advisor shall continue to be eligible to receive the Subordinated Incentive Fee for each annual period following the Listing through the Termination Date. Subordinated Incentive Fees are due and payable in arrears within ninety (90) calendar days after the end of the previous year. The Advisor shall reallow 70% of any Subordinated Incentive Fee to the sub-advisor pursuant to the Sub-Advisory Agreement. In the sole discretion of the Advisor, the Subordinated Incentive Fee may be paid with cash, Shares, other sources of payment or any combination of the foregoing; provided however, that to the extent that the Advisor requests that the Subordinated Incentive Fee be paid in cash, such fee shall be payable in cash only to the extent that the Sub-Advisor determines that the Trust has sufficient cash on hand. If any portion of the Subordinated Incentive Fee is paid in Shares by the Trust, then the price per Share shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of such election by the Trust.”

2. Defined Terms; References.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Advisory Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Advisory Agreement shall, after the date hereof, refer to the Advisory Agreement as amended by this Amendment.

3. Titles and Headings.

The headings in this Amendment are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

4. Severability.

The invalidity of any portion of this Amendment shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

5. Counterparts and Recognition of Facsimile Signatures.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Additionally, the parties hereto acknowledge and agree that a facsimile signature to this Amendment will be recognized and accepted as an original signature.

6. Governing Law.

The parties hereto agree that this Amendment shall be governed by the provisions of Section 6.07 of the Advisory Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

UNITED DEVELOPMENT FUNDING INCOME FUND V

By:	/s/ Hollis M. Greenlaw
Name:	Hollis M. Greenlaw
Title:	Chief Executive Officer

UDF V OP, L.P.

By:	United Development Funding Income Fund V
Its General Partner

By:	/s/ Hollis M. Greenlaw
Name:	Hollis M. Greenlaw
Title:	Chief Executive Officer

American Realty Capital Residential Advisors, LLC

By:	/s/ William M. Kahane
Name:	William M. Kahane
Title:	Chief Executive Officer